EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Nasdaq: NSIT

INSIGHT ENTERPRISES, INC. REPORTS SECOND QUARTER RESULTS

Net Sales — $769 Million; GAAP Diluted EPS — $0.26; Non-GAAP Diluted EPS — $0.28

TEMPE, Ariz. – July 22, 2004 – Insight Enterprises, Inc. (Nasdaq: NSIT) (the “Company”) today reported net sales and net earnings for the three and six months ended June 30, 2004.

“I am pleased to report that we posted year over year net sales growth of 6% and sequential sales growth of 5%,” said Timothy A. Crown, chief executive officer. “This growth is the result of our efforts to move beyond the success of our internal initiatives and focus even more of our efforts on the customer.”

Net sales for the quarter ended June 30, 2004 increased 6% to $769.1 million from $725.4 million in the same period in 2003. GAAP net earnings and diluted earnings per share for the second quarter of 2004 were $13.0 million and $0.26, respectively, compared to second quarter of 2003 GAAP net earnings of $8.2 million and diluted earnings per share of $0.18. Non-GAAP net earnings and diluted earnings per share for the second quarter of 2004 were $13.9 million and $0.28, respectively, excluding the net effect of income tax adjustments ($853,000) explained below, compared to second quarter of 2003 non-GAAP net earnings of $8.6 million and diluted earnings per share of $0.19, excluding the effect of restructuring expenses ($407,000, net of taxes).

Net sales for the six months ended June 30, 2004 increased 5% to $1,501.7 million from $1,436.7 million for the six months ended June 30, 2003. GAAP net earnings and diluted earnings per share for the six months ended June 30, 2004 were $29.6 million and $0.60, respectively, compared with GAAP net earnings of $15.2 million and diluted earnings per share of $0.33 for the six months ended June 30, 2003. Non-GAAP net earnings and diluted earnings per share for the six months ended June 30, 2004 were $27.6 million and $0.56, respectively, excluding the effect of reductions of certain liabilities assumed in connection with a previous acquisition ($2.9 million, net of taxes) and the effect of income tax adjustments ($853,000) explained below, compared with non-GAAP net earnings of $15.0 million and diluted earnings per share of $0.32 for the six months ended June 30, 2003, excluding the effects of restructuring expenses ($2.3 million, net of taxes) and reductions of certain liabilities assumed in connection with a previous acquisition ($2.5 million, net of taxes).

A tabular reconciliation of financial measures prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) to these non-GAAP financial measures is included below.

Our effective tax rates for the three months ended June 30, 2004 and 2003 were 42.0% and 37.0%, respectively. The increase in the effective tax rate is due to an increase in deferred taxes related to PlusNet. As a result of the decision in the second quarter of 2004 to pursue an initial public offering (“IPO”) of PlusNet, we determined that the investment in PlusNet no longer met the indefinite reversal criteria, as defined by GAAP, since we had communicated our intent to pursue a transaction that would result in a United States federal income tax liability. Accordingly, in the second quarter of 2004, we recorded deferred income taxes of $2.1 million for the excess of the financial statement carrying amount over the tax basis of PlusNet at June 30, 2004, reflecting the fact that United States federal income taxes will become payable as our investment in PlusNet is sold. Partially offsetting this increase in the effective tax rates was the recognition of a United Kingdom income tax benefit of approximately $1.3 million for valuation allowance releases primarily related to the utilization of depreciation allowance carry forwards.

Working capital as of June 30, 2004 was $285.1 million compared to $196.4 million as of June 30, 2003. Annualized inventory turns, excluding inventories not available for sale, were 31 times for the second quarter of 2004 compared to 34 times for the second quarter of 2003. The decrease in annualized inventory turns resulted primarily from an increase in inventories due to increases in opportunistic purchases and changes in a manufacturer’s buying programs. The $14.1 million of inventories not available for sale represents inventories segregated pursuant to binding customer contracts, which will be recorded as net sales when the criteria for sales recognition are met. Days sales outstanding in ending accounts receivable (DSOs) were 46 for the second quarter of 2004 compared to 45 for the second quarter of 2003. Cash flows from operations for the six months ended June 30, 2004 and 2003 were $12.4 million and $86.6 million, respectively. Cash flows from operations for the six months ended June 30, 2004 resulted primarily from net earnings before depreciation, offset by an increase in accounts receivable due to increased sales compared to prior year and decreases in

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Insight Q2 2004 Results, Page 2	July 22, 2004

accounts payable and accrued expenses. Cash flows from operations for the six months ended June 30, 2003 resulted primarily from net earnings before depreciation and a decrease in accounts receivable. The decrease in accounts receivable at June 30, 2003 was due to reduced sales compared to the prior year and improved collection efforts. The total outstanding balance under our line of credit and accounts receivable securitization facility was $65.0 million at June 30, 2004 compared to $15.0 million at June 30, 2003. This increase is due primarily to increased accounts receivable and inventories as a result of increased sales. At June 30, 2004, we had $60.6 million in cash, although a large portion of our cash balance is in the United Kingdom and would be subject to taxes if sent to the United States to pay down outstanding debt.

Use of Non-GAAP Financial Measures: The non-GAAP financial measures exclude the income resulting from reductions in liabilities assumed in a previous acquisition, restructuring expenses, the tax effects of these items and other tax adjustments. The Company excludes these items when evaluating the results of operations and the operating segments and when comparing results of operations to competitors’ operating results. The Company believes that the non-GAAP financial measures are useful to investors because they allow for greater transparency and facilitate comparisons to prior periods and competitors. These non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures presented by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Investors are encouraged to review the tabular reconciliation, below, of non-GAAP financial measures to the comparable GAAP results.

OPERATING SEGMENTS

We are a leading provider of information technology (“IT”) products and services to businesses in the United States, Canada and the United Kingdom. Our offerings include brand name computing products, IT services and outsourcing of business processes. During the quarter ended June 30, 2004, we were organized in the following four operating segments:

•	Single-source provider of IT products and services – North America (“Insight North America”);

•	Single-source provider of IT products and services – United Kingdom (“Insight UK”);

•	Business process outsourcing provider (“Direct Alliance”); and

•	Internet service provider (“PlusNet”).

As a result of the completion of the IPO of PlusNet, starting in the quarter ending September 30, 2004, PlusNet will no longer be reported as a separate operating segment.

Insight North America

Insight North America’s net sales in the second quarter of 2004 increased 4% to $634.5 million, compared to net sales of $609.9 million in the second quarter of 2003. “We are pleased to announce that we were successful in executing our plan to deliver year over year and sequential sales growth for Insight North America,” said Crown. “The sales growth was due primarily to the completion of the system conversion in Q1 2004 allowing a renewed focus on the customer and businesses increasing their IT spending in a generally improving economy.”

Insight North America’s gross profit as a percentage of net sales was 11.4% in the second quarter of 2004 and 11.3% in the second quarter a year ago. “The increase in gross margin is due primarily to a 40 basis point increase contributed by a surge in referral fees from Microsoft for enterprise agreement renewals and an increase in supplier reimbursements,” said Stanley Laybourne, chief financial officer. “These increases were partially offset by decreases in product and service margins due to increased pricing pressures and the increase in the percentage of sales to large corporate customers which are generally at lower margins.”

Insight North America’s selling and administrative expenses were 8.9% of net sales for the three months ended June 30, 2004 and 9.8% of net sales for the second quarter of 2003. “We continue to realize cost savings associated with the completion of the system conversion, which eliminated accelerated depreciation, stay bonuses and redundant personnel,” Laybourne said. “Also contributing to the decrease in the percentage of selling and administrative expenses as a percentage of net sales was the increase in net sales and a continued focus on cost controls in non-investment areas. Offsetting these savings were investments in marketing and senior management personnel.”

Insight North America’s earnings from operations increased 82% to $16.0 million in the second quarter of 2004, compared to earnings from operations of $8.8 million in the second quarter of 2003. Excluding restructuring expenses of $639,000 in

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Insight Q2 2004 Results, Page 3	July 22, 2004

the second quarter of 2003, earnings from operations in the second quarter of 2004 increased 70% over the prior year period.

Insight UK

Insight UK’s net sales in the second quarter of 2004 increased 16% to $105.2 million, compared to net sales of $90.7 million in the second quarter of 2003. Increases in the British pound sterling exchange rates accounted for $10.9 million of this increase. Excluding the effect of fluctuations in the exchange rates, net sales increased approximately 4% from the second quarter of 2003. “Insight UK experienced growth over the prior year due to increasing productivity of account executives and increases in market demand from small- and medium-sized business and public sector customers,” said Crown.

Insight UK’s gross profit as a percentage of net sales was 14.5% in the second quarter of 2004 as compared to 13.2% in the second quarter a year ago. Laybourne said, “The increase in Insight UK’s gross margin over the prior year is due primarily to higher product margins, an 18 basis point increase related to referral fees from Microsoft for enterprise agreement renewals and increases in supplier discounts and freight margins.”

For the second quarter of 2004, Insight UK’s selling and administrative expenses were 12.3% of net sales compared to 12.4% in the same quarter in 2003. Laybourne added, “The slight decrease in selling and administrative expenses as a percentage of net sales is due primarily to a reduction in bad debt expense offset partially by recruiting and training costs associated with account executive additions.”

Insight UK’s earnings from operations increased to $2.3 million in the second quarter of 2004, a 231% increase compared to earnings from operations of $690,000 in the second quarter of 2003.

Direct Alliance

Direct Alliance posted overall net sales of $17.4 million in the quarter ended June 30, 2004, a 5% decrease compared to $18.3 million in the second quarter of 2003. As previously disclosed, one client program ended, as scheduled, during the second quarter of 2003. That client represented 3% of Direct Alliance’s net sales for the three months ended June 30, 2003. For the three months ended June 30, 2004, Direct Alliance’s largest outsourcing client accounted for approximately 61% of Direct Alliance’s net sales, and the top three clients represented 90% of net sales.

Direct Alliance’s gross profit decreased $151,000 or 3% to $4.8 million for the second quarter of 2004, compared to $4.9 million for the second quarter of 2003. This decrease is due to the elimination of sales for the client whose program ended in the second quarter of 2003 offset partially by increases in performance fees, which are at higher gross margin, associated with higher sales generated for client programs.

Selling and administrative expenses at Direct Alliance increased 45% to $1.7 million for the second quarter of 2004, compared to $1.1 million for the second quarter of 2003. The increase in selling and administrative expenses was due primarily to the loss of reimbursement of overhead allocation from the client whose program ended in the second quarter of 2003 and an increase in business development expenses. Selling and administrative expenses as a percentage of net sales were 9.5% in the second quarter of 2004, compared to 6.2% in the second quarter of 2003.

Direct Alliance posted earnings from operations of $3.1 million for the second quarter of 2004, an 18% decrease, compared to earnings from operations of $3.8 million for the second quarter of 2003.

PlusNet

As previously announced, we successfully completed an IPO of 13.9 million shares of PlusNet on AIM, a market of the London Stock Exchange, at a public offering price of £0.90 per share (approximately $1.67 a share). Trading in PlusNet shares began on July 14, 2004 under the symbol “PNT.” Insight Enterprises sold 11.1 million shares which resulted in gross proceeds to Insight Enterprises of £10.0 million (approximately $18.6 million). PlusNet’s market value, based on the public offering price, was approximately £25 million (approximately $46.7 million) compared to the approximately £9.1 million (approximately $16.9 million) that we paid for PlusNet. We will record a gain in Q3 2004 on our sale of shares of approximately $6.2 million. Additionally, in Q3 2004, we will record bonus expenses of approximately $830,000 related to a management incentive plan with the top executives at PlusNet that compensates them, as a group, approximately 12.5% of the gain, after certain adjustments, related to sales in the IPO, as well as future sales of PlusNet shares owned by Insight Enterprises. The sale of shares in the offering reduced our percentage ownership of PlusNet to approximately 45%. As a result of the sale, our investment in PlusNet, starting in Q3 2004, will be accounted for under the equity method

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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q2 2004 Results, Page 4	July 22, 2004

until our ownership is reduced to less than 20%. Accordingly, starting in Q3 2004, we will no longer report PlusNet as a separate operating segment.

PlusNet’s net sales in the second quarter of 2004 increased 84% to $12.0 million, compared to net sales of $6.5 million in the second quarter of 2003. PlusNet continues to grow its broadband customer base primarily from customers migrating from “dial-up” to broadband Internet access. Additionally, increases in the British pound sterling exchange rates accounted for $1.3 million of this increase. Excluding the effect of fluctuations in the exchange rates, net sales increased 65% from the second quarter of 2003.

PlusNet’s gross profit as a percentage of net sales decreased from 35.9% in the second quarter of 2003 to 32.5% in the second quarter of 2004 because broadband Internet access, which is sold at lower gross margins, represented a higher percentage of net sales in the second quarter of 2004.

For the second quarter of 2004, PlusNet’s selling and administrative expenses were 19.3% of net sales compared to 24.7% in the same quarter in 2003. This decrease was due primarily to the increase in net sales offset by investments in personnel and fixed assets to support future growth and increases in credit card processing costs due to the increase in net sales.

Earnings from operations increased 117% to $1.6 million in the second quarter of 2004, compared to earnings from operations of $728,000 in the second quarter of 2003.

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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q2 2004 Results, Page 5	July 22, 2004

CONFERENCE CALL AND WEBCAST

We will host a conference call and live webcast today at 5:00 p.m. ET to discuss the quarterly results of operations. A live webcast of the conference call (in listen-only mode) will be available on our corporate website at www.insight.com and a replay of the webcast will be available on our corporate website for a limited time.

FORWARD-LOOKING INFORMATION

Certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include: projections of matters that affect net sales, gross profit, operating expenses, earnings from operations or net earnings; projections of capital expenditures; projections for growth; hiring plans; plans for future operations; financing needs or plans; plans relating to our products and services; statements of belief; and statements of assumptions underlying any of the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking information. Some of the important factors that could cause our actual results to differ materially from those projected in any forward-looking statements include, but are not limited to, the following:

•	changes in the economic environment and/or IT industry;

•	actions of competitors, including manufacturers of products we sell;

•	reliance on suppliers for product availability, marketing funds, purchasing incentives and competitive products to sell;

•	reliance on a limited number of outsourcing clients;

•	disruptions in our information and telephone communication systems;

•	risks associated with international operations;

•	dependence on key personnel;

•	decreased effectiveness of equity compensation and proposed changes in accounting for equity compensation;

•	rapid changes in product standards;

•	integration and operation of future acquired businesses;

•	ability to renew or replace short-term financing facilities;

•	recently enacted and proposed changes in securities laws and regulations;

•	results of litigation;

•	intellectual property infringement claims; and

•	risks that are otherwise described from time to time in our Securities and Exchange Commission reports, including but not limited to the items discussed in “Factors that Could Affect Future Results” set forth in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part 1, Item 2 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, as filed with the Securities and Exchange Commission.

We assume no obligation to update, and do not intend to update, any forward-looking statements.

Contacts:	Stanley Laybourne	Karen McGinnis
	Executive Vice President,	Senior Vice President-
	Chief Financial Officer and Treasurer	Finance
	Tel. 480-350-1142	Tel. 480-333-3074
	Email slaybour@insight.com	Email kmcginni@insight.com

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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q2 2004 Results, Page 6	July 22, 2004

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Earnings
(In thousands, except per share amounts)
(Unaudited)

	For the		For the
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
Net sales	$769,054	$725,414	$1,501,706	$1,436,685
Costs of goods sold	672,503	637,153	1,311,501	1,263,439

Gross profit	96,551	88,261	190,205	173,246
Operating expenses:
Selling and administrative expenses	73,554	73,628	146,166	147,284
Restructuring expenses	—	639	—	3,465
Reductions in liabilities assumed in previous acquisition	—	—	(3,160)	(2,504)

Earnings from operations	22,997	13,994	47,199	25,001
Non-operating expense, net	542	1,025	129	2,242

Earnings before income taxes	22,455	12,969	47,070	22,759
Income tax expense	9,427	4,800	17,454	7,563

Net earnings	$13,028	$8,169	$29,616	$15,196

Earnings per share:
Basic	$0.27	$0.18	$0.62	$0.33

Diluted	$0.26	$0.18	$0.60	$0.33

Shares used in per share calculation:
Basic	48,394	46,136	48,041	46,114

Diluted	49,194	46,255	49,036	46,192

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Insight Q2 2004 Results, Page 7	July 22, 2004

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands)

	June 30,	December 31,
	2004	2003
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$60,607	$41,897
Accounts receivable, net	391,597	381,968
Inventories, net	88,287	89,254
Inventories not available for sale	14,087	22,031
Deferred income taxes and other current assets	37,151	35,645

Total current assets	591,729	570,795
Property and equipment, net	119,560	120,247
Goodwill, net	101,275	100,478
Other assets	280	604

	$812,844	$792,124

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$192,617	$209,060
Accrued expenses and other current liabilities	48,978	66,437
Short-term financing facility	65,000	55,000

Total current liabilities	306,595	330,497
Line of credit	—	10,004
Deferred income taxes	16,254	12,254
Stockholders’ equity:
Preferred stock	—	—
Common stock	484	471
Additional paid-in capital	287,721	266,803
Retained earnings	179,967	150,351
Accumulated other comprehensive income – foreign currency translation adjustment	21,823	21,744

Total stockholders’ equity	489,995	439,369

	$812,844	$792,124

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Insight Q2 2004 Results, Page 8	July 22, 2004

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	For the Six Months Ended
	June 30,
	2004	2003
Cash flows from operating activities:
Net earnings	$29,616	$15,196
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	11,109	15,044
Provision for losses on accounts receivable	3,167	4,717
Write-downs of obsolete, slow-moving and non-salable inventories	2,737	5,275
Equity in loss of investee	131	—
Tax benefit from stock options exercised	4,281	—
Deferred income taxes	3,943	(4,082)
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(12,273)	38,910
Decrease in inventories	6,160	5,901
(Increase) decrease in other current assets	(1,377)	8,233
Increase in other assets	(105)	(2,635)
Decrease in accounts payable	(17,366)	(8,722)
(Decrease) increase in accrued expenses and other current liabilities	(17,590)	8,731

Net cash provided by operating activities	12,433	86,568

Cash flows from investing activities:
Purchases of property and equipment	(10,252)	(12,988)
Investment in equity method investee	(400)	—

Net cash used in investing activities	(10,652)	(12,988)

Cash flows from financing activities:
Net repayments on short-term financing facility and line of credit	(4)	(76,182)
Net repayment of long-term debt and capital leases	—	(1,792)
Proceeds from sales of common stock through employee stock plans	16,650	1,076

Net cash provided by (used in) financing activities	16,646	(76,898)

Foreign currency impact on cash flow	283	893

Increase (decrease) in cash and cash equivalents	18,710	(2,425)
Cash and cash equivalents at beginning of period	41,897	30,930

Cash and cash equivalents at end of period	$60,607	$28,505

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Insight Q2 2004 Results, Page 9	July 22, 2004

Insight Enterprises, Inc. and Subsidiaries
Quarterly Segment Operating Data Table
(Unaudited)

	Three Months Ended
	June 30,
	2004	2003	% change
Insight North America
Number of account executives	1,252	1,309	(4%)
Direct shipments %	61%	54%	(8	%)*
Average order size	$1,836	$1,706	8%
Percent of web sales	10%	12%	(10	%)*
Product Mix (as a % of product net sales):
Notebooks and PDA’s	17%	14%	22	%*
Desktops and servers	17%	19%	(6	%)*
Software	12%	10%	15	%*
Storage devices	7%	9%	(22	%)*
Networking and connectivity	11%	10%	22	%*
Printers	10%	13%	(18	%)*
Monitors and video	8%	7%	16	%*
Memory and processors	6%	5%	21	%*
Supplies and accessories	6%	5%	29	%*
Miscellaneous	6%	8%	(20	%)*
Insight UK
Number of account executives	321	272	18%
Direct shipments %	53%	50%	7	%**
Average order size	$1,054	$907	16%
Percent of web sales	16%	15%	20	%*
Product Mix (as a % of product net sales):
Notebooks and PDA’s	16%	19%	1	%*
Desktops and servers	13%	13%	16	%*
Software	16%	15%	22	%*
Storage devices	8%	5%	73	%*
Networking and connectivity	8%	8%	15	%*
Printers	10%	10%	15	%*
Monitors and video	11%	9%	52	%*
Memory and processors	4%	3%	39	%*
Supplies and accessories	8%	11%	(14	%)*
Miscellaneous	6%	7%	5	%*
Direct Alliance
Net sales mix:
Service fees	92%	92%	(5	%)*
Product sales	—%	1%	(100	%)*
Pass through product sales	8%	7%	23	%*
PlusNet
Active broadband internet access customers	67,383	27,111	149%

*	Based on net sales dollars

**	Based on number of direct shipments

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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q2 2004 Results, Page 10	July 22, 2004

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Segment Reporting Information
(In thousands)
(Unaudited)

	Three Months Ended June 30, 2004
	Insight		Direct
	North America	Insight UK	Alliance	PlusNet	Consolidated
Net sales	$634,451	$105,171	$17,438	$11,994	$769,054
Costs of goods sold	561,810	89,956	12,641	8,096	672,503

Gross profit	72,641	15,215	4,797	3,898	96,551
Operating expenses:
Selling and administrative expenses	56,649	12,928	1,659	2,318	73,554

Earnings from operations	$15,992	$2,287	$3,138	$1,580	$22,997

Non-operating expense, net					542

Earnings before income taxes					22,455
Income tax expense					9,427

Net earnings					$13,028

Total assets	$809,347	$113,823	$61,880	$34,067	$812,844	*

* Consolidated total assets include net intercompany eliminations and corporate assets of $206,273.

	Six Months Ended June 30, 2004
	Insight		Direct
	North America	Insight UK	Alliance	PlusNet	Consolidated
Net sales	$1,216,763	$225,648	$36,134	$23,161	$1,501,706
Costs of goods sold	1,075,360	193,714	26,535	15,892	1,311,501

Gross profit	141,403	31,934	9,599	7,269	190,205
Operating expenses:
Selling and administrative expenses	111,879	26,233	3,189	4,865	146,166
Reductions in liabilities assumed in previous acquisition	—	(3,160)	—	—	(3,160)

Earnings from operations	$29,524	$8,861	$6,410	$2,404	47,199

Non-operating expense, net					129

Earnings before income taxes					47,070
Income tax expense					17,454

Net earnings					$29,616

Total assets	$809,347	$113,823	$61,880	$34,067	$812,844	*

* Consolidated total assets include net intercompany eliminations and corporate assets of $206,273.

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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q2 2004 Results, Page 11	July 22, 2004

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Segment Reporting Information
(In thousands)
(Unaudited)

	Three Months Ended June 30, 2003
	Insight		Direct
	North America	Insight UK	Alliance	PlusNet	Consolidated
Net sales	$609,906	$90,702	$18,292	$6,514	$725,414
Costs of goods sold	540,872	78,763	13,344	4,174	637,153

Gross profit	69,034	11,939	4,948	2,340	88,261
Operating expenses:
Selling and administrative expenses	59,624	11,249	1,143	1,612	73,628
Restructuring expenses	639	—	—	—	639

Earnings from operations	$8,771	$690	$3,805	$728	$13,994

Non-operating expense, net					1,025

Earnings before income taxes					12,969
Income tax expense					4,800

Net earnings					$8,169

Total assets	$647,226	$99,901	$53,079	$26,720	$719,251	*

* Consolidated total assets include net intercompany eliminations and corporate assets of $107,675.

	Six Months Ended June 30, 2003
	Insight		Direct
	North America	Insight UK	Alliance	PlusNet	Consolidated
Net sales	$1,201,302	$185,129	$37,910	$12,344	$1,436,685
Costs of goods sold	1,067,303	160,126	28,251	7,759	1,263,439

Gross profit	133,999	25,003	9,659	4,585	173,246
Operating expenses:
Selling and administrative expenses	118,354	23,246	2,341	3,343	147,284
Restructuring expenses	2,922	543	—	—	3,465
Reductions in liabilities assumed in previous acquisition	—	(2,504)	—	—	(2,504)

Earnings from operations	$12,723	$3,718	$7,318	$1,242	25,001

Non-operating expense, net					2,242

Earnings before income taxes					22,759
Income tax expense					7,563

Net earnings					$15,196

Total assets	$647,226	$99,901	$53,079	$26,720	$719,251	*

* Consolidated total assets include net intercompany eliminations and corporate assets of $107,675.

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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q2 2004 Results, Page 12	July 22, 2004

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Adjusted Consolidated Statements of Earnings
(In thousands, except per share amounts and footnotes)
(Unaudited)

	For the				For the
	Three Months Ended				Three Months Ended
	June 30, 2004				June 30, 2003
	GAAP	Adjustments		Non-GAAP(c)	GAAP	Adjustments		Non-GAAP(c)
Net sales	$769,054	$—		$769,054	$725,414	$—		$725,414
Costs of goods sold	672,503	—		672,503	637,153	—		637,153

Gross profit	96,551	—		96,551	88,261	—		88,261
Operating expenses:
Selling and administrative expenses	73,554	—		73,554	73,628	—		73,628
Restructuring expenses	—	—		—	639	(639	)(b)	—

Earnings from operations	22,997	—		22,997	13,994	639		14,633
Non-operating expense, net	542	—		542	1,025	—		1,025

Earnings before income taxes	22,455	—		22,455	12,969	639		13,608
Income tax expense	9,427	(853	)(a)	8,574	4,800	232		5,032

Net earnings	$13,028	$853		$13,881	$8,169	$407		$8,576

Earnings per share:
Basic	$0.27	$0.02		$0.29	$0.18	$0.01		$0.19

Diluted	$0.26	$0.02		$0.28	$0.18	$0.01		$0.19

Shares used in per share calculation:
Basic	48,394	48,394		48,394	46,136	46,136		46,136

Diluted	49,194	49,194		49,194	46,255	46,255		46,255

Footnotes:

(a)	Amount consists of a United States deferred tax liability related to the undistributed earnings and the excess of the financial statement carrying amount over the tax basis of PlusNet of $2.1 million offset by the recognition an income tax benefit of $1.3 million related to valuation allowance releases on depreciation allowance carry forwards and bad debt provisions.

(b)	Insight North America recorded restructuring costs of $0.6 million.

(c)	Non-GAAP Financial Measures: The non-GAAP financial measures exclude the income resulting from reductions in liabilities assumed in a previous acquisition, restructuring expenses, the tax effects of these items and other tax adjustments. The Company excludes these items when evaluating the results of operations and the operating segments and when comparing results of operations to competitors’ operating results. The Company believes that the non-GAAP financial measures are useful to investors because they allow for greater transparency and facilitate comparisons to prior periods and competitors. These non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures presented by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q2 2004 Results, Page 13	July 22, 2004

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Adjusted Consolidated Statements of Earnings
(In thousands, except per share amounts and footnotes)
(Unaudited)

	For the				For the
	Six Months Ended				Six Months Ended
	June 30, 2004				June 30, 2003
	GAAP	Adjustments		Non-GAAP(g)	GAAP	Adjustments		Non-GAAP(g)
Net sales	$1,501,706	$—		$1,501,706	$1,436,685	$—		$1,436,685
Costs of goods sold	1,311,501	—		1,311,501	1,263,439	—		1,263,439

Gross profit	190,205	—		190,205	173,246	—		173,246
Operating expenses:
Selling and administrative expenses	146,166	—		146,166	147,284	—		147,284
Restructuring expenses	—	—		—	3,465	(3,465	)(e)	—
Reductions in liabilities assumed in previous acquisition	(3,160)	3,160	(d)	—	(2,504)	2,504	(d)	—

Earnings from operations	47,199	(3,160)		44,039	25,001	961		25,962
Non-operating expense, net	129	—		129	2,242	—		2,242

Earnings before income taxes	47,070	(3,160)		43,910	22,759	961		23,720
Income tax expense	17,454	(1,125	)(f)	16,329	7,563	1,174		8,737

Net earnings	$29,616	$(2,035)		$27,581	$15,196	$(213)		$14,983

Earnings per share:
Basic	$0.62	$(0.05)		$0.57	$0.33	$(0.01)		$0.32

Diluted	$0.60	$(0.04)		$0.56	$0.33	$(0.01)		$0.32

Shares used in per share calculation:
Basic	48,041	48,041		48,041	46,114	46,114		46,114

Diluted	49,036	49,036		49,036	46,192	46,192		46,192

Footnotes:

(d)	Insight UK recorded $3.2 million and $2.5 million of income associated with the reduction of certain liabilities assumed in connection with a previous acquisition. These amounts would have been recorded as a reduction to goodwill if the goodwill had not been previously written off.

(e)	Insight North America and Insight UK recorded restructuring costs of $2.9 million and $0.6 million, respectively.

(f)	Amount includes a United States deferred tax liability related to the undistributed earnings and the excess of the financial statement carrying amount over the tax basis of PlusNet of $2.1 million offset by the recognition a U.K. income tax benefit of $1.3 million related to valuation allowance releases on depreciation allowance carry forwards and bad debt provisions.

(g)	Non-GAAP Financial Measures: The non-GAAP financial measures exclude the income resulting from reductions in liabilities assumed in a previous acquisition, restructuring expenses, the tax effects of these items and other tax adjustments. The Company excludes these items when evaluating the results of operations and the operating segments and when comparing results of operations to competitors’ operating results. The Company believes that the non-GAAP financial measures are useful to investors because they allow for greater transparency and facilitate comparisons to prior periods and competitors. These non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures presented by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958